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                                                                    EXHIBIT 10.2

                             INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT ("AGREEMENT"), is dated as of December 22, 2005, and entered into by and among AUTOCAM CORPORATION, a Michigan corporation (the "COMPANY"), CITICORP NORTH AMERICA, INC. ("CITICORP"), in its capacity as collateral agent for the First Lien Obligations (as defined below), including its successors and assigns in such capacity from time to time (the "FIRST LIEN COLLATERAL AGENT"), and THE BANK OF NEW YORK ("BNY"), in its capacity as collateral agent for the Second Lien Obligations (as defined below), including its successors and assigns in such capacity from time to time (the "SECOND LIEN COLLATERAL AGENT"). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

                                    RECITALS

The Company, Autocam France, Sarl (the "EUROPEAN FIRST LIEN BORROWER"), Titan Holdings, Inc. ("HOLDINGS"), certain Subsidiaries of the Company, the lenders and agents party thereto, and Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, and First Lien Collateral Agent, as Administrative Agent and Collateral Agent, have entered into that Credit and Guaranty Agreement dated as of the June 21, 2004 providing for a revolving credit facility and term loans (as amended through the Second Amendment thereto dated as of the date hereof and as further amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms thereof, the "FIRST LIEN CREDIT AGREEMENT");

The Company, Holdings, certain Subsidiaries of the Company, the lenders and agents party thereto, GSCP, as Syndication Agent, and the Second Lien Collateral Agent as Administrative Agent and Collateral Agent, have entered into that Term Loan and Guaranty Agreement dated as of the date hereof providing for term loans (as amended, restated, supplemented, modified, replaced or refinanced from time to time in accordance with the terms hereof, the "SECOND LIEN CREDIT AGREEMENT");

Pursuant to (i) the First Lien Credit Agreement, Holdings has guarantied the First Lien Obligations (the "FIRST LIEN HOLDINGS GUARANTY"), Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the First Lien Obligations (the "FIRST LIEN SUBSIDIARY GUARANTY") and the Company has guarantied the obligations of the European First Lien Borrower under the First Lien Credit Agreement, and (ii) the Second Lien Credit Agreement, Holdings has agreed to guaranty the Second Lien Obligations (the "SECOND LIEN HOLDINGS GUARANTY") and Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the Second Lien Obligations (the "SECOND LIEN SUBSIDIARY GUARANTY");

The obligations of the Company under the First Lien Credit Agreement and any Hedge Agreements with a Lender Counterparty, the obligations of Holdings under the First Lien Holdings Guaranty and the obligations of the Subsidiary guarantors under the First Lien Subsidiary Guaranty are secured on a first priority basis by liens on substantially all the assets of the Company, Holdings and the Subsidiary guarantors (such current and future Subsidiaries of the Company providing a guaranty thereof, the "GUARANTOR SUBSIDIARIES"), respectively, pursuant to the terms of the First Lien Collateral Documents;

The obligations of the Company under the Second Lien Credit Agreement, the obligations of Holdings under the Second Lien Holdings Guaranty and the obligations of the Guarantor Subsidiaries under the Second Lien Subsidiary Guaranty will be secured on a second priority basis by liens on substantially all the assets of the Company, Holdings and the Guarantor Subsidiaries (other than the stock of the European First Lien Borrower), respectively, pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Loan Documents and the Second Lien Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the First Lien Collateral Agent and the First Lien Claimholders to consent to the Grantors incurring the Second Lien Obligations and to induce the First Lien Claimholders to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor, the Second Lien Collateral Agent on behalf of the Second Lien Claimholders has agreed to the intercreditor and other provisions set forth in this Agreement.

                                    AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


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          SECTION 11. Definitions.

          11.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

"AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, a Person shall be deemed to "CONTROL" or be "CONTROLLED BY" a Person if such Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through ownership of equity interests, by contract or otherwise.

"AGREEMENT" means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

"ASSET SALE" has the meaning assigned to that term in the First Lien Credit Agreement.

"BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

"BANKRUPTCY LAW" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

"BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"CAP AMOUNT" has the meaning assigned to that term within the definition of "First Lien Obligation".

"COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, constituting both First Lien Collateral and Second Lien Collateral.

"COLLATERAL AGENT" means either the First Lien Collateral Agent or the Second Lien Collateral Agent; "COLLATERAL AGENTS" means each of them collectively.

"COMPANY" has the meaning assigned to that term in the Preamble to this Agreement.

"COMPARABLE SECOND LIEN COLLATERAL DOCUMENT" means, in relation to any Collateral subject to any Lien created under any First Lien Collateral Document, the Second Lien Loan Document which creates a Lien on the same Collateral, granted by the same Grantor.

"CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

"DIP FINANCING" has the meaning assigned to that term in Section 6.1.

"DISCHARGE OF FIRST LIEN OBLIGATIONS" means, except to the extent otherwise expressly provided in Sections 5.4 and 6.5:

          (a) indefeasible payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations (including without limitation, all Indebtedness of the European First Lien Borrower that is guaranteed by the Company or the other Grantors);

          (b) indefeasible payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including without limitation any such amounts owing by the European First Lien Borrower that are guaranteed by the Company or the other Grantors);

          (c) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations (including without limitation any commitments to extend credit to the European First Lien Borrower, the repayment of which is guaranteed by the Company or the other Grantors);

          (d) termination or cash collateralization (in an amount and manner reasonably satisfactory to the First Lien Collateral Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the First Lien Loan Documents and constituting First Lien Obligations (including without limitation any such letters of credit issued for the benefit of the European First Lien Borrower the reimbursement obligations for which are guaranteed by the Company or the other Grantors); and


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          (e) delivery by the First Lien Collateral Agent to the Second Lien
Collateral Agent written notice confirming that the conditions set forth in (a) through (d) have been satisfied (which the First Lien Collateral Agent hereby agrees to promptly deliver upon request if such conditions have in fact been satisfied).

"DISPOSITION" has the meaning assigned to that term in Section 5.1(a)(2).

"EUROPEAN FIRST LIEN BORROWER" has the meaning assigned to that term in the Recital of this Agreement.

"EUROPEAN FIRST LIEN COLLATERAL" has the meaning assigned to that term in
Section 2.3.

"FIRST LIEN CLAIMHOLDERS" means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders and the agents under the First Lien Loan Documents.

"FIRST LIEN COLLATERAL AGENT" has the meaning assigned to that term in the Recitals to this Agreement.

"FIRST LIEN COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Lien Obligations. For the avoidance of doubt, the European First Lien Collateral shall not constitute "First Lien Collateral" for the purposes of this Agreement.

"FIRST LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the First Lien Credit Agreement) pursuant to which a Lien is granted in Collateral and any other agreement, document or instrument pursuant to which a Lien is granted in Collateral, in each case securing any First Lien Obligations.

"FIRST LIEN CREDIT AGREEMENT" has the meaning assigned to that term in the Recitals to this Agreement.

"FIRST LIEN HOLDINGS GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"FIRST LIEN LENDERS" means the "Lenders" under and as defined in the First Lien Loan Documents.

"FIRST LIEN LOAN DOCUMENTS" means the First Lien Credit Agreement and the Credit Documents (as defined in the First Lien Credit Agreement), including Hedge Agreements entered into with a Lender Counterparty, and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered by a Grantor at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, Refinanced, replaced, renewed or extended from time to time in accordance with the provisions of this Agreement.

"FIRST LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

"FIRST LIEN OBLIGATIONS" means, subject to the next sentence, all Obligations of the Company and the Grantors outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents, including Hedge Agreements entered into with any Lender Counterparty and guarantees of the obligations of the European First Lien Borrower. "First Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

Notwithstanding the foregoing, if the sum of: (1) Indebtedness for borrowed money of the Company constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Documents; plus (2) the principal amount of Indebtedness for borrowed money of the European First Lien Borrower guaranteed by the Company, plus (3) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Credit Agreement, is in excess of the Cap Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit equal to the Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations. The "CAP AMOUNT" shall be $115,000,000 minus the aggregate principal amount of prepayments and repayments of loans under the First Lien Credit Agreement (to the extent such prepayments and repayments cannot be reborrowed) and permanent reductions or terminations of commitments thereunder, in each case after the date hereof. Non-U.S. Dollar denominated First Lien Obligations shall be applied toward the Cap Amount in an amount equal to their U.S. Dollar equivalent amount calculated based on the Spot Exchange Rate in effect on the date such First Lien Obligations were incurred, in the case of term debt, or first committed, in the case of revolving credit debt.

"FIRST LIEN SUBSIDIARY GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

"GRANTORS" means the Company, Holdings, each of the Guarantor Subsidiaries and each other Person that has or may from


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time to time hereafter execute and deliver a First Lien Collateral Document or a
Second Lien Collateral Document as a "Grantor" (or the equivalent thereof).

"GUARANTOR SUBSIDIARIES" has the meaning set forth in the Recitals to this Agreement.

"HEDGE AGREEMENTS" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of the First Lien Credit Agreement or otherwise in the ordinary course of Holding's or any of its Subsidiaries' businesses.

"HEDGING OBLIGATION" of any Person means any obligation of such Person pursuant to any Hedge Agreements.

"HOLDINGS" has the meaning set forth in the Recitals to this Agreement.

"INDEBTEDNESS" means and includes all Obligations that constitute "Indebtedness" within the meaning of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

"INSOLVENCY OR LIQUIDATION PROCEEDING" means: any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

          (a) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

          (b) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy except as permitted in Section 6.9 of the First Lien Credit Agreement or Section 6.9 of the Second Lien Credit Agreement, as applicable; or

          (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

"INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement each of which is for the purpose of hedging the interest rate exposure associated with Holdings' and its Subsidiaries' operations and not for speculative purposes.

"LENDER COUNTERPARTY" means GSCP and each First Lien Lender or any Affiliate of a First Lien Lender counterparty to a Hedge Agreement (including any Person who is a First Lien Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a First Lien Lender) including, without limitation, each such Affiliate that provides written notice in form and substance satisfactory to the First Lien Collateral Agent as to the existence and terms of the applicable Hedge Agreement.

"LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

"NEW AGENT" has the meaning assigned to that term in Section 5.4.

"OBLIGATIONS" means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, in each case under the First Lien Loan Documents, the Second Lien Loan Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

"PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

"PLEDGED COLLATERAL" has the meaning set forth in Section 5.3.

"RECOVERY" has the meaning set forth in Section 6.5.

"REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. "REFINANCED" and "REFINANCING" shall have correlative meanings.

"SECOND LIEN CLAIMHOLDERS" means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Second Lien Loan Documents.

"SECOND LIEN COLLATERAL" means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Second Lien Obligations.

"SECOND LIEN COLLATERAL AGENT" has the meaning assigned to that term in the Preamble of this Agreement.

"SECOND LIEN COLLATERAL DOCUMENTS" means the Collateral Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations.


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"SECOND LIEN CREDIT AGREEMENT" has the meaning assigned to that term in the
Recitals to this Agreement.

"SECOND LIEN HOLDINGS GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"SECOND LIEN LENDERS" means the "Lenders" under and as defined in the Second Lien Credit Agreement.

"SECOND LIEN LOAN DOCUMENTS" means the Second Lien Credit Agreement and the Credit Documents (as defined in the Second Lien Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered by a Grantor at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, Refinanced, replaced, renewed or extended from time to time in accordance with the provisions of this Agreement.

"SECOND LIEN MORTGAGES" means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

"SECOND LIEN OBLIGATIONS" means all Obligations outstanding under the Second Lien Credit Agreement and the other Second Lien Loan Documents. "Second Lien Obligations" shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second Lien Loan Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

"SECOND LIEN SUBSIDIARY GUARANTY" has the meaning assigned to that term in the Recitals to this Agreement.

"SPOT EXCHANGE RATE" means, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to the relevant currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London for the conversion of U.S. Dollars into such currency).

"STANDSTILL PERIOD" has the meaning set forth in Section 3.1.

"SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          11.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise:

          (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

          (b) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns;

          (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

          (d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

          (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.


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          SECTION 12. Lien Priorities.

          12.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the First Lien Obligations or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees that:

          (a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

          (b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Agent, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

          12.2 Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Collateral Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1.

          12.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

          (a) grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations; or

          (b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations other than the capital stock of the European First Lien Borrower unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations.

The Second Lien Collateral Agent, on behalf of the Second Lien Claimholders, acknowledges that (i) the obligations of the European First Lien Borrower under the First Lien Credit Agreement are secured by certain assets of, and the capital stock of, the European First Lien Borrower and may be secured by additional assets of the European First Lien Borrower and its Subsidiaries in the future (the "EUROPEAN FIRST LIEN COLLATERAL"), and (ii) notwithstanding
Section 2.3, 2.4 or anything else in this Agreement to the contrary, neither the Second Lien Collateral Agent nor the Second Lien Claimholders shall be entitled to a Lien on the European First Lien Collateral and the European First Lien Collateral shall not constitute "Collateral" governed by this Agreement.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Collateral Agent and/or the First Lien Claimholders, the Second Lien Collateral Agent, on behalf of Second Lien Claimholders, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.


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          12.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.9, the parties hereto agree, subject to the other provisions of this Agreement:

          (a) upon request by the First Lien Collateral Agent or the Second Lien Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

          (b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations (except any guarantee which would cause a material adverse tax effect on the Company under the Second Lien Collateral Documents but not the First Lien Collateral Documents), subject to
Section 5.2(d), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

          SECTION 13. Enforcement.

          13.1 Exercise of Remedies.

          (a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Agent and the Second Lien Claimholders:

               (i) will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee's letter or similar agreement or arrangement to which the Second Lien Collateral Agent or any Second Lien Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Second Lien Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Second Lien Collateral Agent declares the existence of any Event of Default under any Second Lien Loan Documents and demands the repayment of all the principal amount of any Second Lien Obligations; and (ii) the date on which the First Lien Collateral Agent receives notice from the Second Lien Collateral Agent of such declarations of an Event of Default and demand (the "STANDSTILL PERIOD"); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Agent or any Second Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent or First Lien Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Agent);

               (ii) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any First Lien Claimholder or any other exercise by the First Lien Collateral Agent or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise; and

               (iii) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the First Lien Collateral Agent or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

     provided, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Claimholders shall attach to any proceeds resulting from actions taken by the First Lien Collateral Agent or any First Lien Claimholder in accordance with this Agreement after application of such proceeds to the extent necessary to meet the requirements of a Discharge of First Obligations.

          (b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the First Lien Collateral Agent and the First Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Second Lien Claimholder; provided, that the Lien securing the Second Lien Obligations shall remain on the proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Collateral, the Second Lien Collateral Agent on behalf of itself and the Second Lien Claimholders agrees that the First Lien Collateral Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

          (c) Notwithstanding the foregoing, the Second Lien Collateral Agent and any Second Lien Claimholder may:

               (i) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

               (ii) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Collateral Agent or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

               (iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or liens of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

               (iv) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

               (v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not in contravention of the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; and

               (vi) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1) and subject to Section 4.1.

The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(b) and this
Section 3.1(c), the sole right of the Second Lien Collateral Agent and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

          (d) Subject to Sections 3.1(a) and (c) and Section 6.3(b):

               (i) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Collateral Agent and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

               (ii) the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Collateral Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Collateral Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

               (iii) the Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Credit Documents.

          (e) Except as otherwise specifically set forth in Sections 3.1(a) and
(d), the Second Lien Collateral Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

          (f) Nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Second Lien Claimholders of the regularly scheduled payments of interest, principal and other amounts due an payable on a non-accelerated basis and voluntary or mandatory prepayments of principal on a non-accelerated basis in respect of the Second Lien Obligations in accordance with the Second Lien Loan Documents so long as such receipt is not prohibited by the First Lien Loan Documents and is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Second Lien Claimholders of rights or remedies with respect to Collateral as a secured creditor (including set-off) or enforcement against Collateral in contravention of this Agreement of any Lien held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Claimholders may have with respect to the First Lien Collateral.

          SECTION 14. Payments.

          14.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the First Lien Collateral Agent or First Lien Claimholders, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents. Upon the Discharge of First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

          14.2 Payments Over in Violation of Agreement. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by the Second Lien Collateral Agent or any Second Lien Claimholders in connection with the exercise of any right or remedy (including set-off) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the First Lien Collateral Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any such Second Lien Claimholders. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

          SECTION 15. Other Agreements.

          15.1 Releases.

          (a) If in connection with the exercise of the First Lien Collateral Agent's remedies in respect of the Collateral provided for in Section 3.1, the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral or releases any Grantor from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

          (b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a "DISPOSITION") permitted under the terms of both the First Lien Loan Documents and the Second Lien Loan Documents (other than in connection with the exercise of the First Lien Collateral Agent's remedies in respect of the Collateral provided for in Section 3.1), the First Lien Collateral Agent, for itself or on behalf of any of the First Lien Claimholders, releases any of its Liens on any part of the Collateral, or releases any Grantor from its obligations under its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of such Grantor, in each case other than (A) in connection with the Discharge of First Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Second Lien Credit Agreement, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Grantor under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Agent, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Collateral Agent or such Grantor such termination statements, releases and other documents as the First Lien Collateral Agent or such Grantor may request to effectively confirm such release.

          (c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby irrevocably constitutes and appoints the First Lien Collateral Agent and any officer or agent of the First Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Agent or such holder or in the First Lien Collateral Agent's own name, from time to time in the First Lien Collateral Agent's discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

          (d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Collateral Agent or the First Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then the Second Lien Collateral Agent, for itself and for the Second Lien Claimholders, shall be granted a Lien on any such Collateral, subject to the lien subordination provisions of this Agreement, and an additional guaranty, as the case may be.

          (e) In the event that the principal amount of funded First Lien Obligations plus the aggregate face amount of letters of credit, if any, issued under the First Lien Credit Agreement and not reimbursed plus the aggregate principal amount of unfunded commitments under the First Lien Credit Agreement, plus, without duplication, the principal amount of Indebtedness guaranteed by the Company in respect of the obligations of the European First Lien Borrower (collectively, the "FIRST LIEN OBLIGATIONS AMOUNT"), at any date of determination no longer constitute at least 15% of the sum of (i) the First Lien Obligations Amount and (ii) the principal amount of funded Second Lien Obligations plus the aggregate principal amount of unfunded commitments under the Second Lien Credit Agreement (collectively, the "SECOND LIEN OBLIGATIONS AMOUNT"), then any agreement provided for in Section 5.1(a) and (b) above (except for releases given in connection with a Disposition permitted under the First Lien Loan Documents and the Second Lien Loan Documents) shall require the consent of First Lien Claimholders and Second Lien Claimholders representing in the aggregate more than 50% of the sum of (i) the First Lien Obligations Amount and (ii) the Second Lien Obligations Amount.

          (f) Insurance. Unless and until the Discharge of First Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Lien Loan Documents, the First Lien Collateral Agent and the First Lien Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the Collateral and to the extent required by the First Lien Loan Documents shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Credit Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no First Lien Obligations are outstanding, and subject to the rights of the Grantors under the Second Lien Collateral Documents, to the Second Lien Collateral Agent for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents and then, to the extent no Second Lien Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Agent or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Collateral Agent in accordance with the terms of Section 4.2.

          15.2 Amendments to First Lien Loan Documents and Second Lien Loan Documents. (a) The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the First Lien Credit Agreement may be Refinanced, in each case, without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt (acting directly or by an administrative agent, collateral agent or authorized representative) bind themselves in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Lien Collateral Agent:

               (i) increase the sum of (without duplication) (A) the then outstanding aggregate principal amount of the First Lien Credit Agreement and (B) the aggregate amount of revolving commitment under the First Lien Credit Agreement and (C) the aggregate face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed in excess of the Cap Amount;

               (ii) increase the "Applicable Margin" or similar component of the interest rate or yield provisions applicable to the First Lien Obligations by more than 2.00% per annum (excluding increases (A) resulting from application of the pricing grid set forth in the First Lien Credit Agreement as in effect on the date hereof or (B) resulting from the accrual of interest at the default rate);

               (iii) extend the scheduled maturity of the First Lien Credit Agreement or any Refinancing thereof beyond the scheduled maturity of the Second Lien Credit Agreement or any Refinancing thereof; or

               (iv) contravene the express provisions of this Agreement.

          (b) Without the prior written consent of the First Lien Collateral Agent, no Second Lien Loan Document may be Refinanced, amended, supplemented or otherwise modified or entered into to the extent such Refinancing, amendment, supplement or modification, or the terms of any new Second Lien Loan Document, would:

               (i) increase the principal amount of the Second Lien Credit Agreement in excess of the amount permitted under the First Lien Credit Agreement;

               (ii) increase the "Applicable Margin" or similar component of the interest rate or yield provisions applicable to the Second Lien Obligations by more than 2.00% per annum (excluding increases resulting from the accrual of interest at the default rate);

               (iii) change any default or Event of Default thereunder in a manner adverse to the loan parties thereunder (other than to waive, narrow or eliminate any such default or Event of Default or increase any grace period related thereto or otherwise make such default or Event of Default or condition less restrictive or burdensome on the Company);

               (iv) change (to earlier dates) any dates, including the maturity date, upon which payments of principal or interest are due thereon;

               (v) change the prepayment provisions thereof;

               (vi) increase materially the obligations of the obligor thereunder or to confer any additional material rights on the lenders under the Second Lien Credit Agreement (or a representative on their behalf) which would be adverse to any Credit Party or First Lien Lenders; or

               (vii) contravene the express provisions of this Agreement.

The Second Lien Credit Agreement may be Refinanced to the extent the terms and conditions of such Refinancing debt meet the requirements of this Section 5.2(b), the average life to maturity thereof is greater than or equal to that of the Second Lien Credit Agreement and the holders of such Refinancing debt (acting directly or by an administrative agent, collateral agent or authorized representative) bind themselves in a writing addressed to the First Lien Collateral Agent and the First Lien Claimholders to the terms of this Agreement.

          (c) The parties hereto agree that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Collateral Agent):

          "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 22 (as amended, restated, supplemented or otherwise modified from time to time, the "INTERCREDITOR Agreement"), among Autocam Corporation, Citicorp North America, Inc., as First Lien Collateral Agent and The Bank of New York, as Second Lien Collateral Agent and certain other persons party thereto or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control as between the First Lien Collateral Agent and the Collateral Agent."

In addition, the parties hereto agree that each Second Lien Mortgage covering any Collateral shall contain such other language as the First Lien Collateral Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Document covering such Collateral.

          (d) In the event any First Lien Collateral Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights regarding the Collateral of the First Lien Collateral Agent (other than solely with respect to the capital stock of the European First Lien Borrower), such First Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Collateral Document without the consent of the Second Lien Collateral Agent or the Second Lien Claimholders and without any action by the Second Lien Collateral Agent, the Company or any other Grantor, provided, that:

               (i) no such amendment, waiver or consent shall have the effect of:

                    (1) removing or releasing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

                    (2) imposing duties on the Second Lien Collateral Agent without its consent;

                    (3) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Loan Documents or Section 6; or

                    (4) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders; and

               (ii) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

          15.3 Bailee for Perfection; Collateral Agent.

          (a) The First Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the "PLEDGED COLLATERAL") as collateral agent for the First Lien Claimholders and as collateral agent and bailee for the Second Lien Collateral Agent (such collateral agency/bailment being intended, among other things, to satisfy the requirements of Sections 8-106, 8-301(a)(2), 9-104, 9-105, 9-106, 9-107 and
9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Loan Documents, respectively, subject to the terms and conditions of this
Section 5.3. Likewise, the Second Lien Collateral Agent agrees to hold any Pledged Collateral that is in its possession or control as collateral agent for the Second Lien Claimholders and as collateral agent and bailee for the First Lien Collateral Agent (such collateral agency/bailment being intended, among other things, to satisfy the requirements of Sections 8-106, 8-301(a)(2), 9-104, 9-105, 9-106, 9-107 and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Second Lien Loan Documents and the First Lien Loan Documents, respectively, subject to the terms and conditions of this Section 5.3.

          (b) The First Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders, the Second Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person (including to protect or preserve the Collateral for the benefit of the Second Lien Claimholders) or otherwise owes such Person any duty in respect of its role as collateral agent and bailee pursuant to Section 5.3(a) except as expressly set forth in this Section 5.3. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.3 shall be limited solely to holding and/or maintaining control of the Pledged Collateral as collateral agent and bailee in accordance with this Section 5.3 (to the extent that the First Lien Collateral Agent has not Disposed of the Collateral or returned the Collateral to a Grantor or its designee in accordance with the First Lien Loan Documents) and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in paragraph (d) below. Likewise, the Second Lien Collateral Agent shall have no obligation whatsoever to the First Lien Claimholders, the First Lien Collateral Agent or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person (including to protect or preserve the Collateral for the benefit of the First Lien Claimholders) or otherwise owes such Person any duty in respect of its role as collateral agent and bailee pursuant to Section 5.3(a) except as expressly set forth in this Section 5.3. The duties or responsibilities of the Second Lien Collateral Agent under this Section 5.3 shall be limited solely to holding and/or maintaining control of the Pledged Collateral as collateral agent and bailee in accordance with this Section 5.3.

          (c) Neither the First Lien Collateral Agent nor the Second Lien Collateral Agent acting pursuant to this Section 5.3 shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Claimholder, any Second Lien Claimholder or the other Collateral Agent.

          (d) Upon the Discharge of First Lien Obligations under the First Lien Loan Documents to which the First Lien Collateral Agent is a party, the First Lien Collateral Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Second Lien Collateral Agent to the extent Second Lien Obligations remain outstanding, and second, to the Company to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The First Lien Collateral Agent further agrees to take all other action reasonably requested by the Second Lien Collateral Agent in connection with the Second Lien Collateral Agent obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct, at the Company's expense to the extent required by the Second Lien Loan Documents, and otherwise at the sole cost and expense of the Second Lien Collateral Agent.

          (e) Subject to the terms of this Agreement, so long as the Discharge of First Lien Obligations has not occurred, the First Lien Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its "control" in accordance with the terms of this Agreement and other First Lien Credit Documents as if the Liens of the Second Lien Collateral Agent and Second Lien Claimholders did not exist.

          (f) Concurrently herewith, the First Lien Collateral Agent and the Second Lien Collateral Agent are entering into a deposit account control agreement with respect to certain of the Company's and its Subsidiaries' deposit accounts at Comerica Bank. Such control agreement provides (and other control agreements entered into in the future may provide) that the depository institution need only take direction from the Second Lien Collateral Agent regarding disposition of the funds in the applicable accounts if it has received the written consent of the First Lien Collateral Agent. The First Lien Collateral Agent hereby agrees to deliver such consent promptly upon request if the Discharge of the First Lien Obligations has occurred or the Second Lien Collateral Agent is then permitted to exercise remedies against the Collateral pursuant to Section 3.1(a) (it being understood that the First Lien Collateral Agent may revoke such consent in the event of a reinstatement of the First Lien Obligations and/or this Agreement pursuant to Section 6.5 or if the Second Lien Collateral Agent is no longer entitled to exercise remedies against the Collateral pursuant to Section 3.1(a)).

          15.4 When Discharge of First Lien Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of First Lien Obligations, the Company enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted by the Second Lien Loan Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Collateral Agent under such First Lien Loan Documents shall be the First Lien Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the "NEW FIRST LIEN DEBT NOTICE") stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien collateral agent, such agent, the "NEW AGENT"), the Second Lien Collateral Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the Second Lien Collateral Agent and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations (other than European First Lien Collateral), then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

          15.5 Purchase Right. Without prejudice to the enforcement of the remedies under the First Lien Credit Documents, the First Lien Claimholders and the holders of the European Term Loans and the European Revolving Commitments agree at any time following an acceleration of the First Lien Obligations in accordance with the terms of the First Lien Credit Agreement, the First Lien Claimholders and the holders of the European Term Loans and the European Revolving Commitments will offer the Second Lien Claimholders the option to purchase the entire aggregate amount of outstanding First Lien Obligations (including unfunded commitments to the Company or any Grantor under the First Lien Credit Agreement) and the entire aggregate amount of the outstanding European Term Loans and all unfunded commitments to the European First Lien Borrower under the First Lien Credit Agreement) at par plus accrued interest, commitment fees and expenses for which the Company is obligated under the First Lien Loan Documents (without regard to any prepayment penalty or premium), without warranty or representation or recourse (except as to free and clear title), on a pro rata basis across First Lien Claimholders and holders of the European Term Loans and the European Revolving Commitments. The Second Lien Claimholders shall irrevocably accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Second Lien Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Collateral Agent and the Second Lien Collateral Agent containing customary terms and provisions. If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders and the holders of the European Term Loans and the European Revolving Commitments shall have no further obligations pursuant to this Section 5.5 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement.

          SECTION 16. Insolvency or Liquidation Proceedings.

          16.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of "Cash Collateral" (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law ("DIP FINANCING") then the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing is (i) on commercially reasonable terms, (ii) the Second Lien Collateral Agent and the Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests and (iii) the DIP Financing (a) does not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (b) the DIP Financing documentation or Cash Collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order. To the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iii) above, the Second Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Collateral Agent or to the extent permitted by Section 6.3).

          16.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the court with jurisdiction regarding the Insolvency or Liquidation Proceeding.

          16.3 Adequate Protection.

          (a) The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that none of them shall contest (or support any other Person contesting):

               (i) any request by the First Lien Collateral Agent or the First Lien Claimholders for adequate protection; or

               (ii) any objection by the First Lien Collateral Agent or the First Lien Claimholders to any motion, relief, action or proceeding based on the First Lien Collateral Agent or the First Lien Claimholders claiming a lack of adequate protection.

          (b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

               (i) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

               (ii) in the event the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, seeks or requests adequate protection in respect of Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then the Second Lien Collateral Agent, on behalf of itself or any of the Second Lien Claimholders, agrees that the First Lien Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing provided by the First Lien Claimholders and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Collateral, nothing herein shall limit the rights of the Second Lien Collateral Agent or the Second Lien Claimholders from seeking adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

          16.4 No Waiver. Subject to Sections 3.1(a) and (c), nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Agent or any of the Second Lien Claimholders, including the seeking by the Second Lien Collateral Agent or any Second Lien Claimholders of adequate protection or the asserting by the Second Lien Collateral Agent or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

          16.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a "RECOVERY"), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

          16.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

          16.7 Post-Petition Interest. (a) Neither the Second Lien Collateral Agent nor any Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any First Lien Claimholder's Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral.

          (b) Neither the First Lien Collateral Agent nor any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien in favor of the Second Lien Collateral Agent on behalf of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Obligations).

          16.8 Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

          16.9 Separate Grants of Security and Separate Classification. The Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, and the First Lien Collateral Agent for itself and on behalf of the First Lien Claimholders, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and
(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions in respect of Collateral in any Insolvency or Liquidation Proceeding shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the First Lien Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Agent, for itself and on behalf of the Second Lien Claimholders, hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent, for itself and on behalf of the First Lien Claimholders, amounts otherwise received or receivable by them in respect of Collateral to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

          SECTION 17. Reliance; Waivers; Etc.

          17.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under its First Lien Loan Documents, acknowledges that it and such First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Agent or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, acknowledges that it and the Second Lien Claimholders have, independently and without reliance on the First Lien Collateral Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

          17.2 No Warranties or Liability. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, acknowledges and agrees that each of the Second Lien Collateral Agent and the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Obligations, acknowledges and agrees that the First Lien Collateral Agent and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Agent and the Second Lien Claimholders shall have no duty to the First Lien Collateral Agent or any of the First Lien Claimholders, and the First Lien Collateral Agent and the First Lien Claimholders shall have no duty to the Second Lien Collateral Agent or any of the Second Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

          17.3 No Waiver of Lien Priorities. (a) No right of the First Lien Claimholders, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the First Lien Claimholders, or any of them, may have or be otherwise charged with.

          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.2(a)), the First Lien Claimholders, the First Lien Collateral Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Agent or any Second Lien Claimholders, without incurring any liabilities to the Second Lien Collateral Agent or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

               (i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Collateral Agent or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First Lien Credit Agreement and the face amount of any letters of credit issued under the First Lien Credit Agreement and not reimbursed to an amount in excess of the Cap Amount;

               (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or the European First Lien Collateral or any liability of the Company or any other Grantor to the First Lien Claimholders or the First Lien Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

               (iii) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

               (iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the

     Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

          (c) Except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, also agrees that the First Lien Claimholders and the First Lien Collateral Agent shall have no liability to the Second Lien Collateral Agent or any Second Lien Claimholders, and, except as otherwise provided herein, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any claim against any First Lien Claimholder or the First Lien Collateral Agent, arising out of any and all actions which the First Lien Claimholders or the First Lien Collateral Agent may take or permit or omit to take with respect to:

               (i) the First Lien Loan Documents (other than this Agreement);

               (ii) the collection of the First Lien Obligations or any obligations of the European Borrower under the First Lien Credit Documents; or

               (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral or any European First Lien Collateral. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees that the First Lien Claimholders and the First Lien Collateral Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

          (d) Until the Discharge of First Lien Obligations, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral, the European First Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

          17.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the First Lien Claimholders and the Second Lien Collateral Agent and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents;

          (b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

          (c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

          (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Collateral Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Agent, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

          SECTION 18. Miscellaneous.

          18.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control as between the First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Collateral Agent and the Second Lien Claimholders, on the other hand.

          18.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Agent or any Second Lien Claimholder subject to the Second Lien Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, the European First Lien Borrower or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

          (a) with respect to the First Lien Collateral Agent, the First Lien Claimholders and the First Lien Obligations, the date of Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

          (b) with respect to the Second Lien Collateral Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Second Lien Credit Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

          18.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Agent or the First Lien Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights or obligations are directly affected (which includes, but is not limited to any amendment to the Grantors' ability to cause additional obligations to constitute First Lien Obligations or Second Lien Obligations as the Company may designate).

          18.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Collateral Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations. The First Lien Collateral Agent and the First Lien Claimholders shall have no duty to advise the Second Lien Collateral Agent or any Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Second Lien Claimholder, it or they shall be under no obligation:

          (a) to make, and the First Lien Collateral Agent and the First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

          (b) to provide any additional information or to provide any such information on any subsequent occasion;

          (c) to undertake any investigation; or

          (d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

          18.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Collateral Agent pays over to the First Lien Collateral Agent or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Collateral Agent shall be subrogated to the rights of the First Lien Collateral Agent and the First Lien Claimholders; provided that, the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Agent or the Second Lien Claimholders that are paid over to the First Lien Collateral Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

          18.6 Application of Payments. All payments received by the First Lien Collateral Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.2(a)(3), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

          18.7 Obligations under Brazilian Applicable Law. The parties hereto agree that, in accordance with the provisions of article 1456 of the Brazilian Civil Code, and in view of the creation of a second priority lien over the quotas of Autocam do Brazil Ltd. ("AUTOCAM BRAZIL"), any payments due by the quotaholder under the Quota Pledge Agreement dated as of the date hereof by and among the Company, as quotaholder, the Second Lien Collateral Agent and Autocam International Ltd., as intervening party, shall be paid directly to the First Lien Collateral Agent in its capacity as collateral agent under the Quota Pledge Agreement dated as of June 21, 2004 by and among the Company, as quotaholder, the First Lien Collateral Agent and Autocam International Ltd., as intervening party. As a consequence, upon evidence of the existence of a relevant credit and after receipt of the funds from the quotaholder and subject to the terms and conditions of this Agreement, including Sections 4.1 and 5.3, the First Lien Collateral Agent shall be responsible for making the respective payments of amounts so received by the quotaholder to the Second Lien Collateral Agent.

          18.8 SUBMISSION TO JURISDICTION; WAIVERS. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

               (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

               (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

               (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.8; AND

               (iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

          (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.8(B) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          (c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

          18.9 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

          18.10 Further Assurances. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders under the Second Lien Loan Documents, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent or the Second Lien Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

          18.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          18.12 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Collateral Agent, the First Lien Claimholders, the Second Lien Collateral Agent, the Second Lien Claimholders and their respective successors and assigns. Without limiting the foregoing, (i) upon the resignation or removal of the First Lien Collateral Agent pursuant to the terms of the First Lien Loan Documents and the delivery of written notice from the successor or replacement agent addressed to the Second Lien Collateral Agent and the Second Lien Claimholders that it is the successor First Lien Collateral Agent and is therefore bound by the terms of this Agreement, the resigning or removed First Lien Collateral Agent shall be discharged from its duties and obligations hereunder, and (ii) upon the resignation or removal of the Second Lien Collateral Agent pursuant to the terms of the Second Lien Loan Documents and the delivery of written notice from the successor or replacement agent addressed to the First Lien Collateral Agent and the First Lien Claimholders that it is the successor Second Lien Collateral Agent and is therefore bound by the terms of this Agreement, the resigning or removed Second Lien Collateral Agent shall be discharged from its duties and obligations hereunder.

          18.13 Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement. The First Lien Collateral Agent, on behalf of itself and the First Lien Claimholders under the First Lien Loan Documents, and the Second Lien Collateral Agent, on behalf of itself and the Second Lien Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent or the First Lien Claimholders or the Second Lien Collateral Agent or the Second Lien Claimholders, as the case may be.

          18.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          18.15 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

          18.16 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

          18.17 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders. Nothing in this Agreement shall impair, as between the Company and the other Grantors and the First Lien Collateral Agent and the First Lien Claimholders, or as between the Company and the other Grantors and the Second Lien Collateral Agent and the Second Lien Claimholders, the obligations of the Company and the other Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents, respectively.

          18.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Collateral Agent and the First Lien Claimholders on the one hand and the Second Lien Collateral Agent and the Second Lien Claimholders on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, other than the Company's obligations under Section 5.2(c) and Section 6 hereunder and neither the Company nor any Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

                                        FIRST LIEN COLLATERAL AGENT

                                        CITICORP NORTH AMERICA, INC.,
                                        as First Lien Collateral Agent,


                                        By: /s/ Suzanne Crymes
                                            ------------------------------------
                                        Name: Suzanne Crymes
                                        Title: Vice President

                                        SECOND LIEN COLLATERAL AGENT

                                        THE BANK OF NEW YORK,
                                        as Second Lien Collateral Agent


                                        By: /s/ Stephen C. Jerard
                                            ------------------------------------
                                        Name: Stephen C. Jerard
                                        Title: Vice President

ACKNOWLEDGED AND AGREED TO BY:

THE COMPANY

AUTOCAM CORPORATION


By: /s/ Warren A. Veltman
    ---------------------------------
Name: Warren A. Veltman
Title: Treasurer and Secretary

                                     Annex I
                                     Notices

FIRST LIEN COLLATERAL AGENT

CITICORP NORTH AMERICA, INC.,
390 Greenwich Street
New York, New York 10013
Attention: Suzanne Crymes
Telecopier: (212) 994-0961
E-mail: suzanne.crymes@citigroup.com

SECOND LIEN COLLATERAL AGENT

THE BANK OF NEW YORK
Stephen C. Jerard
Portfolio Manager
Agent Services
600 East Las Colinas Blvd. Suite 1300
Irving, TX 75039
T - 972-401-8600 F - 972-401-8556
Email: SJerard@Bankofny.com

with a copy to:

Laurie G. Lang
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, TX 75202
214.651.5667
214.200.0667 (fax)
Laurie.Lang@haynesboone.com

THE COMPANY

AUTOCAM CORPORATION
4070 East Paris Avenue Southeast
Grand Rapids, MI 49512
Attention: Warren A. Veltman, Chief Financial Officer
Telecopier: (616) 698-6876

with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention: Craig F. Miller, Esq.
Telecopier: (212) 859-4000